As filed with the Securities and Exchange Commission on April 19, 2002

Registration No. 333-46998

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0137069

(State or Other Jurisdiction	(I.R.S. Employer Identification No.)

of Incorporation or Organization)

4460 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1989 STOCK PLAN
1992 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Craig Conway
President and Chief Executive Officer
PeopleSoft, Inc.
4460 Hacienda Drive, Pleasanton, California 94588
(Name and Address of Agent for Service)
(925) 694-3000
(Telephone number, including area code, of agent for service)

         This Amendment No. 1 amends the Registration Statement on Form S-8, Registration Number 333-46998 of PeopleSoft, Inc., a Delaware corporation, (the “Company”) by attaching the form of PeopleSoft’s Amended and Restated 1989 Stock Plan (the “1989 Stock Plan”) and 1992 Employee Stock Purchase Plan (the “1992 ESPP”) approved by the Company’s Board of Directors. Interim versions of the 1989 Stock Plan and 1992 ESPP, which were not the final versions approved by the Board of Directors, were inadvertently attached to the Registration Statement when filed with the Commission on September 29, 2000.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

EXHIBIT
NUMBER	EXHIBIT

99.1	Amended and Restated 1989 Stock Option Plan (as amended on March 8, 2000)

99.2	1992 Employee Stock Purchase Plan (as amended on January 31, 2000)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on April 18, 2000.

PEOPLESOFT, INC.

By:	/s/ STEPHEN F. HILL

Stephen F. Hill

Senior Vice President,

Corporate Business

Development

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

99.1	Amended and Restated 1989 Stock Option Plan (as amended on March 8, 2000)

99.2	1992 Employee Stock Purchase Plan (as amended on January 31, 2000)